Exhibit 99.1
                                                    WICKES INC.
                                                    706 NORTH DEERPATH DRIVE
                                                    VERNON HILLS, IL 60061
                                                    OTCBB: WIKS.OB

AT THE COMPANY:
Jim Hopwood
Chief Financial Officer
(847) 367-3552


                         WICKES INC. COMMENTS ON STATUS
                                 OF BANK WAIVER


     Vernon Hills, IL January 16, 2004 - Wickes Inc. (OTCBB: WIKS.OB), a leading distributor of building materials and manufacturer of value-added building components, stated today that the waiver previously granted under the Wickes senior credit facility in respect of the event of default under the senior credit facility resulting from the payment default on the Senior Subordinated Notes has expired by its terms and the waiver has not been extended at this time.

     This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond the Company's ability to control. The Company cautions shareholders and prospective investors that the following factors may cause actual results to differ materially from those indicated by the forward-looking statements: costs of materials sold; changes in selling prices; competition within the building materials supply industry; the effects of economic conditions; as well as other factors set forth in the Company's Form 10-K, its Form 10-Qs, the Offering Memorandum relating to the Company's senior subordinated note exchange offer and other documents which are on file with the Securities and Exchange Commission.

     WICKES INC. is a leading distributor of building materials and manufacturer of value-added building components in the United States, serving primarily building and remodeling professionals. The Company distributes materials nationally and internationally, operating building centers in the Midwest, Northeast and South. The Company's building component manufacturing facilities produce value-added products such as roof trusses, floor systems, framed wall panels, pre-hung door units and window assemblies. Wickes Inc.'s web site, http://www.wickes.com, offers a full range of valuable services about the building materials and construction industry.